EXHIBIT 99.1


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                                         CONTACT ERIC GRAAP
                                                               (540) 349-0212 or
                                                         egraap@fauquierbank.com

       FAUQUIER BANKSHARES, INC. (FBSS) ANNOUNCES TWO-FOR-ONE STOCK SPLIT


WARRENTON, VA - April 19, 2002 - At its regular meeting on April 18, 2002, the Board of Directors of Fauquier Bankshares, Inc. announced a two-for-one split of its common stock in the form of a 100 percent stock dividend. New shares resulting from this split are expected to be distributed on or about May 15, 2002 to stockholders of record as of the close of business on April 30, 2002.

Fauquier Bankshares, Inc., and its principal subsidiary, The Fauquier Bank, had combined assets of $295.2 million at March 31, 2002. The Fauquier Bank, an independent, locally owned community bank, offers a full range of financial services, including internet banking, commercial, retail, insurance and wealth management services, through seven banking offices and eight ATM locations throughout Fauquier County and in Manassas and western Prince William County, Virginia. Extended hours are available seven days a week through a telephone-banking center. Further information may be found by contacting us on the internet at www.fauquierbank.com or by calling (800) 638-3798.


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